A special meeting of the funds' shareholders was held on September 19, 2001. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To authorize the Trustees to adopt an amended and restated Declaration of Trust.*
	# of Votes Cast	% of Votes Cast
Affirmative	8,819,588,805.72	86.889
Against	650,461,475.00	6.408
Abstain	680,414,006.27	6.703
TOTAL	10,150,464,286.99	100.000
Broker Non-Votes	2,131,957.62

PROPOSAL 2

To elect the fourteen nominees specified below as Trustees.*

	# of Votes Cast	% of Votes Cast
J. Michael Cook
Affirmative	9,675,331,661.43	95.299
Withheld	477,264,583.18	4.701
TOTAL	10,152,596,244.61	100.000
Ralph F. Cox
Affirmative	9,670,789,030.38	95.254
Withheld	481,807,214.23	4.746
TOTAL	10,152,596,244.61	100.000
Phyllis Burke Davis
Affirmative	9,664,095,501.68	95.188
Withheld	488,500,742.93	4.812
TOTAL	10,152,596,244.61	100.000
Robert M. Gates
Affirmative	9,671,899,977.22	95.265
Withheld	480,696,267.39	4.735
TOTAL	10,152,596,244.61	100.000
	# of Votes Cast	% of Votes Cast
Abigail P. Johnson
Affirmative	9,643,959,688.95	94.990
Withheld	508,636,555.66	5.010
TOTAL	10,152,596,244.61	100.000
Edward C. Johnson 3d
Affirmative	9,664,359,346.59	95.191
Withheld	488,236,898.02	4.809
TOTAL	10,152,596,244.61	100.000
Donald J. Kirk
Affirmative	9,675,977,243.57	95.305
Withheld	476,619,001.04	4.695
TOTAL	10,152,596,244.61	100.000
Marie L. Knowles
Affirmative	9,674,916,692.17	95.295
Withheld	477,679,552.44	4.705
TOTAL	10,152,596,244.61	100.000
	# of Votes Cast	% of Votes Cast
Ned C. Lautenbach
Affirmative	9,676,903,944.61	95.315
Withheld	475,692,300.00	4.685
TOTAL	10,152,596,244.61	100.000
Peter S. Lynch
Affirmative	9,679,628,785.30	95.341
Withheld	472,967,459.31	4.659
TOTAL	10,152,596,244.61	100.000
Marvin L. Mann
Affirmative	9,674,126,969.13	95.287
Withheld	478,469,275.48	4.713
TOTAL	10,152,596,244.61	100.000
William O. McCoy
Affirmative	9,674,922,519.73	95.295
Withheld	477,673,724.88	4.705
TOTAL	10,152,596,244.61	100.000
Robert C. Pozen
Affirmative	9,674,209,165.13	95.288
Withheld	478,387,079.48	4.712
TOTAL	10,152,596,244.61	100.000
William S. Stavropoulos
Affirmative	9,655,325,574.88	95.102
Withheld	497,270,669.73	4.898
TOTAL	10,152,596,244.61	100.000

PROPOSAL 3
To approve an amended management contract for Fidelity U.S. Bond Index Fund.
	# of Votes Cast	% of Votes Cast
Affirmative	1,056,739,673.36	90.350
Against	50,856,041.41	4.348
Abstain	62,014,886.25	5.302
TOTAL	1,169,610,601.02	100.000
Broker Non-Votes	55,329,588.85
PROPOSAL 4
To amend each fund's fundamental investment limitation concerning lending.
Fidelity U.S. Bond Index Fund
	# of Votes Cast	% of Votes Cast
Affirmative	1,058,077,012.18	86.528
Against	84,463,054.72	6.908
Abstain	80,268,165.35	6.564
TOTAL	1,222,808,232.25	100.000
Broker Non-Votes	2,131,957.62
Spartan Extended Market Index Fund
	# of Votes Cast	% of Votes Cast
Affirmative	179,153,135.64	89.225
Against	10,284,546.35	5.123
Abstain	11,349,394.98	5.652
TOTAL	200,787,076.97	100.000

*Denotes trust-wide proposals and voting results.

Spartan International Index Fund
	# of Votes Cast	% of Votes Cast
Affirmative	148,389,461.95	89.339
Against	8,738,228.21	5.261
Abstain	8,969,083.66	5.400
TOTAL	166,096,773.82	100.000
Spartan Total Market Index Fund
	# of Votes Cast	% of Votes Cast
Affirmative	435,376,660.43	89.741
Against	23,466,741.90	4.838
Abstain	26,301,920.27	5.421
TOTAL	485,145,322.60	100.000
Spartan U.S. Equity Index Fund
	# of Votes Cast	% of Votes Cast
Affirmative	6,800,923,621.09	84.215
Against	559,378,196.94	6.927
Abstain	715,325,063.32	8.858
TOTAL	8,075,626,881.35	100.000
PROPOSAL 5
To amend each fund's fundamental investment limitation concerning underwriting.
Fidelity U.S. Bond Index Fund
	# of Votes Cast	% of Votes Cast
Affirmative	1,081,565,580.74	88.449
Against	59,877,220.43	4.897
Abstain	81,365,431.08	6.654
TOTAL	1,222,808,232.25	100.000
Broker Non-Votes	2,131,957.62
Spartan Extended Market Index Fund
	# of Votes Cast	% of Votes Cast
Affirmative	179,608,375.11	89.452
Against	10,127,799.48	5.044
Abstain	11,050,902.38	5.504
TOTAL	200,787,076.97	100.000
Spartan International Index Fund
	# of Votes Cast	% of Votes Cast
Affirmative	148,153,831.35	89.197
Against	8,416,999.50	5.068
Abstain	9,525,942.97	5.735
TOTAL	166,096,773.82	100.000
Spartan Total Market Index Fund
	# of Votes Cast	% of Votes Cast
Affirmative	435,352,915.97	89.737
Against	23,462,803.15	4.836
Abstain	26,329,603.48	5.427
TOTAL	485,145,322.60	100.000
Spartan U.S. Equity Index Fund
	# of Votes Cast	% of Votes Cast
Affirmative	6,778,991,514.61	83.944
Against	565,566,303.22	7.003
Abstain	731,069,063.52	9.053
TOTAL	8,075,626,881.35	100.000